UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 27, 2013

Royal Hawaiian Orchards, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9145	99-0248088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

688 Kinoole Street, Suite 121, Hilo, Hawaii	96720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  808-969-8032

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement

On August 27, 2013, the Partnership executed a Sixth Amendment to Revolving Loan Promissory Note and a Third Amendment to Fourth Amended and Restated Credit Agreement with the Partnership’s existing lender, American AgCredit, PCA.  Under these documents the amount of its revolving credit facility increases from $5,000,000 to $7,000,000 until December 31, 2013, at which time the revolving credit facility is reduced to $5,000,000 and any balance in excess of that amount must be repaid.  In addition, the interest rate on any portion of the additional $2,000,000 revolver amount that is drawn upon increases by 50 basis points, the minimum EBITDA covenant has been reduced to $0 for the four quarters ended September 30, 2013 and certain definitional and technical changes were made.  The term loan from the same lender has not been affected.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Partnership executed an amendment to its credit agreement as disclosed in Item 1.01, above.

Item 9.01                                           Exhibits

Exhibit 10.95                       Sixth Amendment to Revolving Loan Promissory Note dated August 27, 2013

Exhibit 10.96                       Third Amendment to Fourth Amended and Restated Credit Agreement dated August 27, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Hawaiian Orchards, L.P.
(Registrant)

Date: September 3, 2013
	By:	Royal Hawaiian Resources, Inc.
Managing General Partner

	By:	/s/ Jon Y. Miyata
Jon Y. Miyata
Vice President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

Exhibit 10.95	Sixth Amendment to Revolving Loan Promissory Note dated August 27, 2013

Exhibit 10.96	Third Amendment to Fourth Amended and Restated Credit Agreement dated August 27, 2013